                                                                    Exhibit 10.1


                   SECOND AMENDMENT TO DISTRIBUTION AGREEMENT


         The following has been agreed between BIOTEK SOLUTIONS INC., VENTANA MEDICAL SYSTEMS, INC. ("Ventana") and DAKO A/S in relation to that certain DISTRIBUTION AGREEMENT (the "Agreement") dated September 27, 1994, as amended by FIRST AMENDMENT of March 24, 1995 (the "First Amendment"). This Second Amendment to Distribution Agreement (this "Second Amendment") amends the Agreement, as amended by the First Amendment, as of the date of this Second Amendment, and makes Ventana party to the Agreement, as amended by the First Amendment and the Second Amendment and as set forth below, but only to the extent specifically set forth below.

         1.       VENTANA/DAKO STRATEGIC MARKETING ALLIANCE

                  1.1 Ventana and DAKO agree to negotiate in good faith a strategic marketing alliance that broadly follows the terms and conditions outlined in the attached Exhibit 1. Exhibit 1 reflects terms and conditions which have been discussed in detail between the parties. Both parties agree to aim at signing a definitive agreement concerning such strategic marketing alliance during October, 1996, with European implementation on January 1, 1997, and Japanese implementation to follow as soon as practicable thereafter.

                  1.2 The above commitment to negotiate in good faith does not impose any legal obligations on either of the parties and in case the parties do not reach a definitive agreement concerning such strategic marketing alliance the "Agreement", as amended by the First Amendment and under Sections 2 through 5 below, shall not be affected thereby.

         2.       TECHMATE(TM) 250

                  2.1      Ventana's Obligations

                           a. This Section 2.1 applies with respect to the
TechMate(TM) 250 only.

                           b. BioTek will sell to Ventana [  *  ]
TechMate(TM) 250 instruments with respect to which there is a dispute between DAKO and BioTek regarding price (as set forth in Section 2.2 of this Second Amendment) and which BioTek is otherwise required to deliver to DAKO pursuant to the Agreement, First Amendment and this Second Amendment (and more specifically
Section 2.4 of this Second Amendment).

                           c. Ventana will sell to DAKO the TechMate(TM) 250
instruments sold to Ventana by BioTek pursuant to Paragraph 2.1.b. The prices for all such instruments to DAKO shall be the price set forth in Section 2.2 of this Second Amendment, as adjusted as required by Section 2.3 of this Second Amendment.


  * * * Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           d. Nothing in this Section 2.1 is intended to affect
the pricing of the TechMate(TM) 250 as called for by the Agreement, First Amendment and Second Amendment. Notwithstanding anything to the contrary in this
Section 2.1.d., the parties agree that the final price to DAKO [    *    ]
TechMate(TM) 250 instruments referred to in Section 2.1.c. shall be determined by the arbitration process set forth in Section 2.2 of this Second Amendment. The parties further agree that should there be an adjustment in the price per instrument as a result of the arbitration described in Section 2.2 of this Second Amendment, then Ventana shall be solely and completely liable and responsible for the repayment to DAKO of all amounts DAKO paid Ventana for TechMate(TM) 250 instruments in excess of the arbitrated price, as set forth in
Section 2.2 of this Second Amendment.

                           e. Nothing in this Section 2.1 is intended to change,
alter or waive in any way the obligations and/or rights and/or remedies of BioTek and DAKO as set forth in the Agreement, as amended by the First Amendment and/or the remainder of this Second Amendment other than this Section 2.1. The parties to this Second Amendment agree and acknowledge that this Section 2.1 is intended only to alter the manner in which BioTek will fulfill its obligations to deliver TechMate(TM) 250 instruments to DAKO. Not the obligation to deliver itself, with such alteration intended to make Ventana responsible for the payment to DAKO of any amounts due as described in paragraph 2.2.d of this Second Amendment. The parties to this Second Amendment agree that any failure by Ventana to deliver to DAKO the instruments BioTek would otherwise be required to deliver to DAKO pursuant to the Agreement, the First Amendment and/or the Second Amendment shall be deemed and considered a failure to deliver such instruments by BioTek under the Agreement, First Amendment and/or Second Amendment.

                  2.2  Pricing and Royalty

                       a.  Price per unit for [      *      ] units shall be


                           - [      *       ] supplied to DAKO A/S
                           (satisfies clause 4c of First Amendment   [   *   ]
                           - [      *       ]
                           (satisfies clause 4c of First Amendment   [   *   ]
                           - [      *       ]                        [   *   ]
                           - These prices are firm and will not be later disputed by either party

                        b. DAKO recognizes that some or all of these [   *   ]
will be shipped with resin cast skins and no plastic covers. The instruments so shipped will have plastic covers supplied for field retrofitting at a later date. These covers will be supplied at no additional charge.


 * * * Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         BioTek will change to stamped metal skin technology with plastic covers included as soon as practicable.

                           c. The parties disagree about the prices BioTek is
entitled to charge under the Agreement for the next [           *            ]
covered by DAKO's firm order [          *            ] referred to in 2.4
[           *           ] referred to in 2.2.a).  BioTek's interpretation of the
contract is that it is entitled to charge the following prices:


[


                                                *

                                                                             ]

                           d. DAKO's interpretation of the Agreement, as amended
by the First Amendment, that the price per unit for the TechMate(TM) 250 cannot
exceed [         *           ].

         The prices negotiated for [          *              ] in 2.2.a. are
without prejudice to the position of each party on additional instrument shipments.

         The parties hereto agree to submit their dispute regarding the pricing
of the [    *    ] to binding arbitration in accordance with Section 14 of the
Distribution Agreement and that the final price of such units shall be determined by way of this arbitration. The parties agree that for this purpose the place of arbitration shall be Chicago, Illinois.

         The decision of the arbitration court with respect to pricing shall be based solely upon applicable law and the Agreement and shall not be influenced by:

                  - the negotiations between the parties for the purpose of settling this dispute;

                  - this Second Amendment or the provisions hereof concerning
(i) conversion of periodic royalty to cash payment, or (ii) the terms of recoupment of payments, or (iii) the sale of instruments by BioTek to Ventana before such instruments are sold to DAKO by Ventana as set forth in Section 2.1 hereof.

         Until the price has been determined by way of arbitration, the prices for the TechMate(TM) 250 to DAKO shall be the prices detailed in 2.2.c. [
                                        *
                 ]


  * * * Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         After the price has been determined by way of arbitration, such price shall be paid by DAKO for future deliveries. However, the price per unit for the
TechMate(TM) 250 shall not exceed the above prices nor be [    *     ].

         In the event that the arbitration court determines that the price for
any of [    *    ] should be lower than the price invoiced by Ventana to DAKO for that unit, then, within 20 business days, Ventana shall repay to DAKO, for
any of [    *    ] which were paid for by DAKO prior to the fixing of the price by way of arbitration, the difference between the amount invoiced and the price determined by way of arbitration, together with simple interest on such difference at the rate of 7% per annum. Interest shall be calculated from the date Ventana receives payment from DAKO on an invoice to the date BioTek pays any difference.

         Ventana will be entitled to offset (on behalf of BioTek) against any such repayment by Ventana any Excess Recoupment, together with interest thereon, taken by DAKO as described in Section 2.3.b.

         Furthermore, DAKO shall be entitled to offset any amount then or subsequently due from DAKO to BioTek or Ventana against DAKO's claim for repayment, if any, including DAKO's claim for interest thereon.

         Each party may commence the above arbitration procedure when the party so desires.

                           e. For the purpose of Section 22c of the Agreement as
amended by the First Amendment, "the full transfer price in effect at such time that DAKO A/S begins using such license" for TechMate(TM) 250's shall be the full transfer price to be determined by way of arbitration in accordance with
Section 2.2.d above.

                           f. The provisions of Section 3.g.(ii) of the First
Amendment to the contrary notwithstanding, the royalty on TechMate(TM) 250's for
[         *             ] shall be converted to an [          *           ] on
the price per unit, [          *         ] to be added to the prices specified
under Sections 2.2.a, and 2.2.c.

         The [         *          ] will be paid at the time of purchase in one
lump sum and will not be later disputed by either party.

         However, in accordance with clause 4c of First Amendment

                  - [                          *
                           ]
                  - [                          *
                                    ]

                  2.3 Recoupment and Repayment of "Kollsman Prepayment" and "Development Prepayment"


  * * * Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           a. The parties agree that the unrecouped amounts as
of August 13, 1996 are as follows:



                               Kollsman Prepayment                      [  *  ]
                               [      *       ]
                               Development Prepayment        [       *        ]
                               Additional Prepayment         [       *        ]

                               Total                         [       *        ]

                           The Additional Prepayment [     *       ] was sent
to LJL BioSystems in December 1995 by DAKO on BioTek's behalf. DAKO maintains the Additional Prepayment is part of the Development Prepayment while BioTek believes it was a prepayment on future instrument orders with recoupment terms to be agreed upon.

                           To resolve this dispute amicably, the parties have
agreed that the Additional Prepayment will be treated as part of the Development Prepayment for Recoupment purposes, but will not be treated as part of the
Development Note. The said [      *      ] shall be considered to be the first
amount recouped under the terms set forth herein.

                           b.       The above [    *    ] shall be recouped as
follows:

                                     (i)    At a rate of [        *         ]
for TechMate(TM) 250 instruments [         *             ] sold to DAKO A/S or
a customer of DAKO A/S.

                                    (ii)    At a rate of [        *          ]
for any additional TechMate(TM) 250 instruments [          *           ] sold to
DAKO A/S or a customer of DAKO A/S until fully recouped, provided that the
recoupment per unit shall never exceed 50% of the difference between [       *
      ] and the price paid for that unit as determined in accordance with
Section 2.2.c. or 2.2.d. above.

                           If arbitration subsequently reduces the price for any
TechMate(TM) 250 already paid for by DAKO A/S, then the recoupment rate for that
unit will be reduced to 50% of the difference between [    *    ] and the price
determined by arbitration (the Adjusted Recoupment Rate).

                           The difference between the recoupment taken on
payment of the original invoice and the Adjusted Recoupment Rate (Excess Recoupment) for units already paid for by DAKO shall be payable by DAKO to Ventana together with simple interest on such difference at the rate of 7% per annum within 20 business days of an arbitrator determining to reduce the price.


  * * * Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Interest shall be calculated from the date that Ventana received payment from DAKO on an invoice to the date that DAKO pays the Excess Recoupment.

                      Alternatively, DAKO may offset amounts due from DAKO to Ventana for Excess Recoupment against DAKO's claim for repayment as described in
Section 2.2.d.

                      The above recoupment arrangement shall replace the recoupment arrangements set forth in the First Amendment.

                      c. BioTek shall repay to DAKO the advance
[         *           ] made by DAKO A/S to BioTek. Such repayment shall be made by offsetting it against the amount payable by DAKO to BioTek under Section 3.2
hereof, effective as of the date of this Agreement, and the balance [         *
   ] delivered by BioTek to DAKO on or prior to September 30, 1996.

                      d. Notwithstanding the above, the Security Agreement and the obligations to BioTek to repay (as opposed to recoupment) the Kollsman Prepayment and the Development Prepayment under certain circumstances set forth in the First Amendment (see First Amendment with Exhibits, here under the Secured Promissory Notes) shall remain unchanged. The Additional Prepayment shall be repaid in accordance with the terms applying to the Development Prepayment.

                      e.     The balance due under the Kollsman Prepayment [
*             ] above under Section 2.3.a.) shall bear no interest.

                2.4 Delivery (Firm Order + Forecast + Delivery Commitment)

                      a.     DAKO A/S hereby places a firm order for [         *
          ] BioTek hereby undertakes a firm obligation to supply [       *     ]
regardless of the result of the arbitration referenced herein, and DAKO has a
firm obligation to accept delivery and pay for the instruments [      *      ]
to be determined by way of arbitration in accordance with 2.2.d. above unless the parties otherwise agree).

                      b. The delivery schedule agreed to between the parties is as follows:

                                [

                                                     *

                                                                               ]

  * * * Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

        3. TECHMATE(TM) 500

               3.1 Firm Order + Forecast + Delivery Commitment

                      a.     DAKO A/S has placed a firm order [      *         ]
to be delivered as follows:

                                [
                                                 *
                                                                 ]

                      b.     BioTek hereby undertakes a firm obligation to
supply [            *            ] DAKO undertakes a firm obligation to accept
delivery and pay for the instruments and the royalty due thereon.

                      c.     The price of each TechMate(TM) 500 will be [
*                                            ]

               3.2 The parties agree that the monthly royalty on each TechMate(TM) 500 and TechMate(TM) 1000 instrument already supplied and later
supplied, which has already been [                        *
 ] with effect from November 1, 1995, shall be [      *      ]
with effect from September 1, 1996 (accordingly, for any TechMate(TM) or TechMate(TM) 1000 sold to DAKO A/S under the Agreement, commencing September 1, 1996 (or such later day as royalty first becomes payable) and continuing until
the end of [        *       ] for each instrument, the revised monthly royalty
shall be [      *        ] compared to the royalty specified in the Agreement,
as amended by the First Amendment).

               In consideration for the [      *       ] referred to in the
previous paragraph, DAKO agrees to pay to BioTek [         *         ]. Such
payment shall be made by offsetting it against the amount payable under by BioTek to DAKO under Section 2.3.c. hereof, effective as of the date of this Agreement.

        4. ALL INSTRUMENTS COVERED BY THE AGREEMENT, AS AMENDED

               4.1 Future Design Changes

               Both parties reserve their legal position concerning the question whether the approval of DAKO A/S is necessary in case BioTek wants to make functional and/or other changes of the instruments.

               4.2 Supply of Spare Parts and Accessories to DAKO A/S

               In case the Agreement, as amended, is terminated by one of the parties in accordance with its terms or for any other reason whatsoever BioTek shall continue to ensure that spare parts and


  * * * Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

accessories (inclusive of any accessories covered by patents) for the operation by DAKO A/S and/or DAKO A/S' customers and repair of any instrument supplied to DAKO A/S under the Agreement, as amended, are available for purchase by DAKO A/S on the terms as specified in the Agreement, as amended.

               However, BioTek's obligation to supply spare parts and accessories to DAKO A/S for use by DAKO A/S or a customer in a specific
instrument after the termination shall cease [     *     ] after the instrument
has been installed.

        5.     THE TERRITORY

        The definition of Territory is defined to exclude the United States, Canada, Australia, South America, Mexico, Central America and the Caribbean.

        Apart from what has been specifically agreed above, the Agreement and the First Amendment shall be unchanged.


  * * * Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Signed this 25th day of September, 1996

For DAKO A/S                                For BioTek Solutions, Inc.



/s/ Torben Jorgensen                        /s/ John Patience
_____________________________________       _______________________________
By: Torben Jorgensen                        By: John Patience
    Managing Director                           Chairman



/s/ N. Harboe
_____________________________________
By: Niels Mathias Gunnersen Harboe
    Chairman


Ventana Medical Systems, Inc.


/s/ Jack W. Schuler
_____________________________________
By: Jack W. Schuler
    Chairman